Nasdaq Composite Index Fund

Proxy Voting Results

A special meeting of the fund's shareholders was held on November 17, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval. A
	# of Votes	% of Votes
Affirmative	12,221,814,216.15	73.238
Against	3,155,449,238.56	18.908
Abstain	587,539,807.37	3.521
Broker Non-Votes	723,047,068.58	4.333
TOTAL	16,687,850,330.66	100.000
PROPOSAL 2
To elect a Board of Trustees. A
	# of Votes	% of Votes
J. Michael Cook
Affirmative	15,841,707,644.41	94.930
Withheld	846,142,686.25	5.070
TOTAL	16,687,850,330.66	100.000
Ralph F. Cox
Affirmative	15,797,852,227.84	94.667
Withheld	889,998,102.82	5.333
TOTAL	16,687,850,330.66	100.000
Laura B. Cronin
Affirmative	15,839,639,342.73	94.917
Withheld	848,210,987.93	5.083
TOTAL	16,687,850,330.66	100.000
Dennis J. Dirks B
Affirmative	15,848,904,973.82	94.973
Withheld	838,945,356.84	5.027
TOTAL	16,687,850,330.66	100.000
	# of Votes	% of Votes
Robert M. Gates
Affirmative	15,823,470,035.51	94.820
Withheld	864,380,295.15	5.180
TOTAL	16,687,850,330.66	100.000
George H. Heilmeier
Affirmative	15,839,665,226.61	94.917
Withheld	848,185,104.05	5.083
TOTAL	16,687,850,330.66	100.000
Abigail P. Johnson
Affirmative	15,781,077,913.19	94.566
Withheld	906,772,417.47	5.434
TOTAL	16,687,850,330.66	100.000
Edward C. Johnson 3d
Affirmative	15,754,759,829.98	94.409
Withheld	933,090,500.68	5.591
TOTAL	16,687,850,330.66	100.000
Donald J. Kirk
Affirmative	15,813,230,768.50	94.759
Withheld	874,619,562.16	5.241
TOTAL	16,687,850,330.66	100.000
Marie L. Knowles
Affirmative	15,851,883,968.67	94.991
Withheld	835,966,361.99	5.009
TOTAL	16,687,850,330.66	100.000
Ned C. Lautenbach
Affirmative	15,854,530,564.20	95.006
Withheld	833,319,766.46	4.994
TOTAL	16,687,850,330.66	100.000
Marvin L. Mann
Affirmative	15,816,737,319.52	94.780
Withheld	871,113,011.14	5.220
TOTAL	16,687,850,330.66	100.000
	# of Votes	% of Votes
William O. McCoy
Affirmative	15,823,167,179.17	94.818
Withheld	864,683,151.49	5.182
TOTAL	16,687,850,330.66	100.000
Robert L. Reynolds
Affirmative	15,845,001,714.22	94.949
Withheld	842,848,616.44	5.051
TOTAL	16,687,850,330.66	100.000
Cornelia M. Small B
Affirmative	15,840,247,943.36	94.921
Withheld	847,602,387.30	5.079
TOTAL	16,687,850,330.66	100.000
William S. Stavropoulos
Affirmative	15,830,742,293.62	94.864
Withheld	857,108,037.04	5.136
TOTAL	16,687,850,330.66	100.000
ADenotes trust-wide proposals and voting results. BEffective January 1, 2005.

Nasdaq Composite Index Tracking Stock

Proxy Voting Results

A special meeting of the fund's shareholders was held on November 17, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval. A
	# of Votes	% of Votes
Affirmative	12,221,814,216.15	73.238
Against	3,155,449,238.56	18.908
Abstain	587,539,807.37	3.521
Broker Non-Votes	723,047,068.58	4.333
TOTAL	16,687,850,330.66	100.000
PROPOSAL 2
To elect a Board of Trustees. A
	# of Votes	% of Votes
J. Michael Cook
Affirmative	15,841,707,644.41	94.930
Withheld	846,142,686.25	5.070
TOTAL	16,687,850,330.66	100.000
Ralph F. Cox
Affirmative	15,797,852,227.84	94.667
Withheld	889,998,102.82	5.333
TOTAL	16,687,850,330.66	100.000
Laura B. Cronin
Affirmative	15,839,639,342.73	94.917
Withheld	848,210,987.93	5.083
TOTAL	16,687,850,330.66	100.000
Dennis J. Dirks B
Affirmative	15,848,904,973.82	94.973
Withheld	838,945,356.84	5.027
TOTAL	16,687,850,330.66	100.000
	# of Votes	% of Votes
Robert M. Gates
Affirmative	15,823,470,035.51	94.820
Withheld	864,380,295.15	5.180
TOTAL	16,687,850,330.66	100.000
George H. Heilmeier
Affirmative	15,839,665,226.61	94.917
Withheld	848,185,104.05	5.083
TOTAL	16,687,850,330.66	100.000
Abigail P. Johnson
Affirmative	15,781,077,913.19	94.566
Withheld	906,772,417.47	5.434
TOTAL	16,687,850,330.66	100.000
Edward C. Johnson 3d
Affirmative	15,754,759,829.98	94.409
Withheld	933,090,500.68	5.591
TOTAL	16,687,850,330.66	100.000
Donald J. Kirk
Affirmative	15,813,230,768.50	94.759
Withheld	874,619,562.16	5.241
TOTAL	16,687,850,330.66	100.000
Marie L. Knowles
Affirmative	15,851,883,968.67	94.991
Withheld	835,966,361.99	5.009
TOTAL	16,687,850,330.66	100.000
Ned C. Lautenbach
Affirmative	15,854,530,564.20	95.006
Withheld	833,319,766.46	4.994
TOTAL	16,687,850,330.66	100.000
Marvin L. Mann
Affirmative	15,816,737,319.52	94.780
Withheld	871,113,011.14	5.220
TOTAL	16,687,850,330.66	100.000
	# of Votes	% of Votes
William O. McCoy
Affirmative	15,823,167,179.17	94.818
Withheld	864,683,151.49	5.182
TOTAL	16,687,850,330.66	100.000
Robert L. Reynolds
Affirmative	15,845,001,714.22	94.949
Withheld	842,848,616.44	5.051
TOTAL	16,687,850,330.66	100.000
Cornelia M. Small B
Affirmative	15,840,247,943.36	94.921
Withheld	847,602,387.30	5.079
TOTAL	16,687,850,330.66	100.000
William S. Stavropoulos
Affirmative	15,830,742,293.62	94.864
Withheld	857,108,037.04	5.136
TOTAL	16,687,850,330.66	100.000
ADenotes trust-wide proposals and voting results. BEffective January 1, 2005.